Exhibit 99.1

Smith & Wesson Brands, Inc. Reports

Fourth Quarter and Full Fiscal 2024 Financial Results

•	Q4 Net Sales of $159.1 Million
•	Q4 Gross Margin of 35.5%; Non-GAAP Gross Margin of 35.6%
•	Q4 EPS of $0.57/Share; Q4 Adjusted EPS of $0.45/Share
•	Q4 Adjusted EBITDAS Margin of 22.6%
•	Board of Directors Authorized 8.3% Increase in Quarterly Dividend

MARYVILLE, Tenn., June 20, 2024 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced financial results for the fourth quarter and full fiscal year 2024, ended April 30, 2024.

Fourth Quarter Fiscal 2024 Financial Highlights

•	Net sales were $159.1 million, an increase of $14.4 million, or 9.9%, over the comparable quarter last year.

•	Gross margin was 35.5% compared with 29.0% in the comparable quarter last year.

•	GAAP net income was $26.1 million, or $0.57 per diluted share, compared with $12.8 million, or $0.28 per diluted share, for the comparable quarter last year.

•

Non-GAAP net income was $20.9 million, or $0.45 per diluted share, compared with $14.6 million, or $0.32 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for income include a gain related to the sale of certain intangible assets and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•	Non-GAAP Adjusted EBITDAS was $36.0 million, or 22.6% of net sales, compared with $30.3 million, or 20.9% of net sales, for the comparable quarter last year.

Full Year Fiscal 2024 Financial Highlights

•	Net sales were $535.8 million, an increase of $56.6 million, or 11.8%, over the prior fiscal year.

•	Gross margin was 29.5% compared with 32.2% in the prior fiscal year.

•	GAAP net income was $39.6 million, or $0.86 per diluted share, compared with $36.9 million, or $0.80 per diluted share, for the prior fiscal year.

•

Non-GAAP net income was $42.6 million, or $0.92 per diluted share, compared with $43.3 million, or $0.94 per diluted share, for the prior fiscal year. GAAP to non-GAAP adjustments for income include a gain related to the sale of certain intangible assets, costs related to the move of our headquarters and significant elements of our operations to a new facility in Maryville, Tennessee, or the Relocation, an accrued legal settlement, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•	Non-GAAP Adjusted EBITDAS was $94.3 million, or 17.6% of net sales, compared with $95.2 million, or 19.9% of net sales, for the prior fiscal year.

Mark Smith, President and Chief Executive Officer, commented, “We delivered yet another strong quarter to close out fiscal 2024. I am very proud of the team’s continuing discipline and execution against our strategic initiatives of strong brand messaging and marketing, best-in-class innovation, operational excellence, and business process efficiencies. Our results in fiscal 2024 again demonstrate that our relentless focus on these long-term strategies consistently reinforces our position as a market leader and delivers solid stockholder returns. While the summer months will be highly competitive as we navigate the traditionally slower season for firearms, we continue to expect healthy demand overall for firearms in fiscal 2025, and Smith & Wesson is well positioned to deliver another solid year of growth. With our deep pipeline of new products, leading brand, new state of the art facility now fully operational, strong balance sheet, and, most importantly, world-class dedicated employees, we are excited to continue delivering value for our stockholders.”

Deana McPherson, Executive Vice President and Chief Financial Officer, commented, “Our fourth quarter net sales increased by nearly 10% compared to the comparable quarter last year, while our fiscal 2024 sales increased by nearly 12% year-over-year. Fourth quarter gross margin of 35.5% was 6.5% above the prior year comparable quarter, with the full year ending at 29.5%. We generated operating cash of $43.6 million during the fourth quarter and $106.7 million for the full year. Despite a competitive marketplace and inflationary impacts, we expect to grow both net sales and gross margin in fiscal 2025. During fiscal 2024, we repurchased 793,551 shares, utilizing $10.2 million of our $50 million authorization and paid $22.0 million of dividends. Consistent with our capital allocation strategy, our board of directors has authorized a $0.13 per share quarterly dividend, which will be paid to stockholders of record on July 11, 2024 with payment to be made on July 25, 2024.”

Conference Call and Webcast

The company will host a conference call and webcast on June 20, 2024 to discuss its fourth quarter and full fiscal 2024 financial and operational results. Speakers on the conference call will include Mark Smith, President and Chief Executive Officer, and Deana McPherson, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties in North America are invited to participate by dialing 1-877-704-4453. Interested parties from outside North America are invited to participate by dialing 1-201-389-0920. Participants should dial in at least 10 minutes prior to the start of the call. The conference call audio webcast can also be accessed live on the company’s website at www.smith-wesson.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for us and the reader to review, as applicable, both (1) GAAP measures that include (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) a gain from the sale of certain intangible assets, (vi) spin related stock-based compensation, (vii) an accrued legal settlement, (viii) Relocation expense, and (ix) the tax effect of non-GAAP adjustments; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson® and Gemtech® brands. The company also provides manufacturing services including forging, machining, and precision plastic injection molding services. For more information call (800) 331-0852 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, that (i) while the summer months will be highly competitive as we navigate the traditionally slower season for firearms, we continue to expect healthy demand overall for firearms in fiscal 2025 and Smith & Wesson is well positioned to deliver another solid year of growth and (ii) despite a competitive marketplace and inflationary impacts, we expect to grow both net sales and gross margin in fiscal 2025. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the Relocation; our ability to introduce new products; the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2024.

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of:
	April 30, 2024	April 30, 2023
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$60,839	$53,556
Accounts receivable, net of allowances for credit losses of $0 on April 30, 2024 and $23 on April 30, 2023	59,071	55,153
Inventories	160,500	177,118
Prepaid expenses and other current assets	4,973	4,917
Income tax receivable	2,495	1,176

Total current assets	287,878	291,920

Property, plant, and equipment, net	252,633	210,330
Intangibles, net	2,598	3,588
Goodwill	19,024	19,024
Deferred income taxes	7,249	8,085
Other assets	8,614	8,347

Total assets	$577,996	$541,294

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,831	$36,795
Accrued expenses and deferred revenue	26,811	20,149
Accrued payroll and incentives	17,147	18,565
Accrued income taxes	—	1,831
Accrued profit sharing	9,098	8,203
Accrued warranty	1,813	1,670

Total current liabilities	96,700	87,213
Notes and loans payable, net of current portion	39,880	24,790
Finance lease payable, net of current portion	35,404	36,961
Other non-current liabilities	7,852	7,707

Total liabilities	179,836	156,671

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 75,395,490 issued and 45,561,569 shares outstanding on April 30, 2024 and 75,029,300 shares issued and 45,988,930 shares outstanding on April 30, 2023	75	75
Additional paid-in capital	289,994	283,666
Retained earnings	540,660	523,184
Accumulated other comprehensive income	73	73
Treasury stock, at cost (29,833,921 shares on April 30, 2024 and 29,040,370 shares on April 30, 2023)	(432,642)	(422,375)

Total stockholders’ equity	398,160	384,623

Total liabilities and stockholders’ equity	$577,996	$541,294

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2024	2023	2024	2023
	(In thousands, except per share data)

Net sales	$159,148	$144,777	$535,833	$479,242
Cost of sales	102,646	102,815	377,740	324,705

Gross profit	56,502	41,962	158,093	154,537

Operating expenses:
Research and development	1,774	1,875	7,266	7,550
Selling, marketing, and distribution	9,463	9,522	40,564	36,976
General and administrative	19,886	12,738	65,484	61,604

Total operating expenses	31,123	24,135	113,314	106,130

Operating income	25,379	17,827	44,779	48,407

Other income/(expense), net:
Other income/(expense), net	6,496	(2,154)	6,672	150
Interest expense, net	(607)	1,030	(2,055)	(331)

Total other income/(expense), net	5,889	(1,124)	4,617	(181)

Income from operations before income taxes	31,268	16,703	49,396	48,226
Income tax expense	5,158	3,867	9,787	11,350

Net income	$26,110	$12,836	$39,609	$36,876

Net income per share:
Basic - net income	$0.57	$0.28	$0.86	$0.80

Diluted - net income	$0.57	$0.28	$0.86	$0.80

Weighted average number of common shares outstanding:
Basic	45,544	45,929	45,813	45,844
Diluted	46,043	46,283	46,248	46,170

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	April 30, 2024	April 30, 2023
	(In thousands)
Cash flows from operating activities:
Net income	$39,609	$36,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,558	31,436
(Gain)/loss on sale/disposition of assets	(5,595)	(55)
Provision for (recoveries)/losses on notes and accounts receivable	(23)	(27)
Impairment of long-lived tangible assets	—	—
Deferred income taxes	835	(6,864)
Stock-based compensation expense	5,683	5,102
Changes in operating assets and liabilities:
Accounts receivable	(3,896)	7,569
Inventories	16,618	(40,458)
Prepaid expenses and other current assets	(57)	653
Income taxes	(3,149)	(74)
Accounts payable	18,341	(8,606)
Accrued payroll and incentives	(1,418)	1,194
Accrued profit sharing	895	(5,340)
Accrued expenses and deferred revenue	6,318	(3,618)
Accrued warranty	142	(168)
Other assets	(267)	1,789
Other non-current liabilities	145	(2,677)

Net cash provided by operating activities	106,739	16,732

Cash flows from investing activities:
Payments to acquire patents and software	(186)	(334)
Proceeds from sale of property and equipment	2,955	118
Proceeds from sale of intangible assets	6,500	—
Payments to acquire property and equipment	(90,759)	(89,565)

Net cash used in investing activities	(81,490)	(89,781)

Cash flows from financing activities:
Proceeds from loans and notes payable	50,000	25,000
Payments on finance lease obligation	(1,378)	(1,253)
Payments on notes and loans payable	(35,000)	—
Payments to acquire treasury stock	(10,213)	—
Dividend distribution	(22,020)	(18,333)
Proceeds to acquire common stock from employee stock purchase plan	1,484	1,528
Payment of employee withholding tax related to restricted stock units	(839)	(1,065)

Net cash provided by/(used in) financing activities	(17,966)	5,877

Net decrease in cash and cash equivalents	7,283	(67,172)
Cash and cash equivalents, beginning of period	53,556	120,728

Cash and cash equivalents, end of period	$60,839	$53,556

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,745	$2,148
Income taxes	$12,662	$18,208

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	April 30, 2024		April 30, 2023		April 30, 2024		April 30, 2023
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$56,502	35.5%	$41,962	29.0%	$158,093	29.5%	$154,537	32.2%
Relocation expenses	162	0.1%	640	0.4%	2,115	0.4%	3,923	0.8%
Settlement	—	0.0%	—	0.0%	3,200	0.0%	—	0.0%

Non-GAAP gross profit	$56,664	35.6%	$42,602	29.4%	$163,408	30.5%	$158,460	33.1%

GAAP operating expenses	$31,123	19.6%	$24,135	16.7%	$113,314	21.1%	$106,130	22.1%
Spin related stock-based compensation	(3)	0.0%	(27)	0.0%	(13)	0.0%	(106)	0.0%
Relocation expenses	155	0.1%	(1,687)	-1.2%	(4,938)	-0.9%	(4,338)	-0.9%

Non-GAAP operating expenses	$31,275	19.7%	$22,421	15.5%	$108,363	20.2%	$101,686	21.2%

GAAP operating income	$25,379	15.9%	$17,827	12.3%	$44,779	8.4%	$48,407	10.1%
Settlement	—	0.0%	—	0.0%	3,200	0.0%	—	0.0%
Spin related stock-based compensation	3	0.0%	27	0.0%	13	0.0%	106	0.0%
Relocation expenses	7	0.0%	2,327	1.6%	7,053	1.3%	8,261	1.7%

Non-GAAP operating income	$25,389	16.0%	$20,181	13.9%	$55,045	10.3%	$56,774	11.8%

GAAP net income	$26,110	16.4%	$12,836	8.9%	$39,609	7.4%	$36,876	7.7%
Settlement	—	0.0%	—	0.0%	3,200	0.0%	—	0.0%
Sale of intangible assets	(6,500)	0.0%	—	0.0%	(6,500)	—	—	0.0%
Spin related stock-based compensation	3	0.0%	27	0.0%	13	0.0%	106	0.0%
Relocation expenses	7	0.0%	2,327	1.6%	7,053	1.3%	8,261	1.7%
Tax effect of non-GAAP adjustments	1,285	0.8%	(545)	-0.4%	(746)	-0.1%	(1,970)	-0.4%

Non-GAAP net income	$20,905	13.1%	$14,645	10.1%	$42,629	8.0%	$43,273	9.0%

GAAP net income per share - diluted	$0.57		$0.28		$0.86		$0.80
Settlement	—		—		0.07		—
Sale of intangible assets	(0.14)		—		(0.14)		—
Relocation expenses	—		0.05		0.15		0.18
Tax effect of non-GAAP adjustments	0.03		(0.01)		(0.02)		(0.04)

Non-GAAP net income per share - diluted	$0.45 (a)		$0.32		$0.92		$0.94

(a)	Non-GAAP net income per share does not foot due to rounding.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDAS

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023
GAAP net income	$26,110	$12,836	$39,609	$36,876
Interest expense	1,434	446	4,838	2,253
Income tax expense	5,158	3,867	9,787	11,350
Depreciation and amortization	8,324	9,552	32,469	31,347
Stock-based compensation expense	1,419	1,244	5,683	5,103
Sale of intangible assets	(6,500)	—	(6,500)	—
Settlement	—	—	3,200	—
Relocation expense	7	2,327	5,193	8,261

Non-GAAP Adjusted EBITDAS	$35,952	$30,272	$94,279	$95,190

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023
Net cash provided by operating activities	$43,616	$37,980	$106,739	$16,732
Payments to acquire property and equipment	(5,571)	(24,979)	(90,759)	(89,565)

Free cash flow	$38,045	$13,001	$15,980	$(72,833)